Xerium Technologies Inc. March 2010 Selected Data – Earnings Call May 14, 2010 EXHIBIT 99.2

Forward Looking Statements
• This presentation contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause the actual results to differ materially from those indicated.
• Actual results may differ materially due to a number of factors, including those factors discussed in our earnings press release dated May 13, 2010, and other factors discussed in our filings with the SEC, including our report on Form 10-K for the period ending
December 31, 2009 and subsequent filings.  Copies of these filings are available from the SEC and in the investor relations section of our website at www.xerium.com.
• These slides and the associated remarks and comments made
during our first quarter 2010 financial results conference call are integrally related and are intended to be presented and understood together.

650.0
600.0
550.0
500.0

	'05 Q2	'05 Q3	'05 Q4	'06 Q1	'06 Q2	'06 Q3	'06 Q4	'07 Q1	'07 Q2	'07 Q3	'07 Q4	'08 Q1	'08 Q2	'08 Q3	'08 Q4	'09 Q1	'09 Q2	'09 Q3	09 Q4	10 Q1
Series1	656.0	653.5	651.2	645.7	644.3	641.8	615.4	612.2	613.1	611.8	603.7	594.0	593.1	585.9	584.0	591.9	584.9	580.0	594.0	593.2

3 Total Debt at Constant FX Rates $ Millions Note – Total Debt converted at Q2 2005 FX rates for all periods presented (Euro = USD $1.20, Canadian Dollar = USD $0.82)

Total Xerium Quarterly Sales as
Reported
75.0
100.0
125.0
150.0
175.0
Qtr Sales $
143.9 153.7 153.6 164.2 158.9 170.4 159.3 149.5 116.5 120.8 130.3 132.4 135.0
Year-over-Year
-26.7% -29.1% -18.2% -11.4% 15.9%
'07 Q1 '07 Q2 '07 Q3 '07 Q4 '08 Q1 '08 Q2 '08 Q3 '08 Q4 '09 Q1 '09 Q2 '09 Q3 '09 Q4 '10 Q1
$ Millions
1.9% improvement from Q4 ’09 to Q1 ‘10 marks the fourth consecutive quarter over quarter improvement.  It is too early to tell if this is a sustainable recovery or customers replenishing inventories.

Trailing Twelve Month (“LTM”) Adjusted EBITDA
10,000
35,000
60,000
85,000
110,000
135,000
160,000
185,000
0
10,000
20,000
30,000
40,000
50,000
60,000
Bank Adj LTM
141,599 139,887 146,108 146,021 148,787 160,733 176,456 164,487 149,046 130,526 101,470 93,007 109,375
Bank Ebitda by Qtr
32,844 38,228 38,429 36,520 35,610 50,174 54,152 24,551 20,169 31,654 25,096 16,088 24,476
Q1-07 Q2 Q3 Q4 Q1-08 Q2 Q3 Q4 Q1-09 Q2 Q3 Q4 Q1
Note: a reconciliation of Trailing Twelve Month Bank Adjusted EBITDA to Net Income (Loss) is available in the investor relations section of the Company’s website at
www.xerium.com.
Q1 2010 and the LTM for Q1 2010 have been presented in accordance with the definition of Adjusted EBITDA expected in the anticipated amended and restated credit facility.

3.0
2.0
1.0
0.0
-1.0
-2.0
-3.0

	'08 Q1	08 Q2	08 Q3	08 Q4	'09 Q1	'09 Q2	'09 Q3	09 Q4	10 Q1
Sales Price %	-1.7	-1.2	-1.2	0	-0.2	0.1	-1.1	-2.1	-0.3

Sales Price Change as a Percent of Revenue
%
Note – Data compares as a % sales price achieved current year compared to prior year
Selling disciplines, new products, and market strength are contributing to more stable pricing.

S G & A Percent of Revenue as Reported
15.0
20.0
25.0
30.0
35.0
40.0
SG&A %
26.8 30.0 34.5 35.0 27.9 21.8 28.3 32.2 36.5
W/O FIN REST.
26.6 27.3 29.4
'08 Q1 '08 Q2 '08 Q3 '08 Q4 '09 Q1 '09 Q2 '09 Q3 09 Q4 10 Q1
%
‘09 Q1
Sales = $116.5 M
’08 Q1
Sales = $158.9 M
‘10 Q1
Sales = $135.0 M
Note - Compares SG&A costs (selling, G&A, R&D, Operational Restructuring) excluding Pension Curtailment gain in Q3 ‘08 and Goodwill impairment in Q4 ‘09.
Cost controls over SG&A spending have proven effective relative to significant 2009 sales volume changes. However added costs for Financial Restructuring have made maintaining SG&A %
difficult. SG&A% excluding Financial Restructuring would be 26.6% in Q3 ’09, 27.3% in Q4 ‘09 and
29.4% in Q1 ‘10.

35.0
30.0
25.0
20.0
15.0
10.0

	'09 Q1	'09 Q2	'09 Q3	09 Q4	10 Q1
Clothing %	23.7	23.9	28.4	27.0	31.5
Rolls %	11.9	13.1	13.3	14.9	22.3

New Product Sales as a Percent of  Revenue
%
Initial signs of progress are emerging in Xerium’s strategy to increase its technological leadership, by accelerating the introduction of new products (those developed within the prior five years) that make a measureable improvement in customer performance while simultaneously reducing our operating costs.
$27.9 M
$10.4 M

Total Working Capital as a Percent of Revenue
0.0
5.0
10.0
15.0
20.0
25.0
30.0
35.0
40.0
100.0
110.0
120.0
130.0
140.0
150.0
160.0
170.0
180.0
Revenue
158.9 170.4 159.3 149.5 116.5 120.8 130.3 132.4 135.0
TWC%
30.7 28.9 26.3 24.3 29.4 29.4 27.8 25.3 25.6
'08 Q1 '08 Q2 '08 Q3 '08 Q4 '09 Q1 '09 Q2 '09 Q3 '09 Q4 '10 Q1
%
2008’s progress in reducing TWC was reset by the precipitous and sudden decline in demand during
2009. Our teams have made progress adjusting to this new reality.
(Note:  a reconciliation of Total Working Capital to Revenue is available in the investor relations section of the Company’s website at www.xerium.com.

45.0
30.0
15.0
0.0

	2006	2007	2008	2009	'10 Q1
CAPEX	32.5	47.9	39.0	19.5	2.5
2010 Plan					32.0

Total Xerium Annual Capital Expenditures
$ Millions
Our controls over capital investment were effective throughout 2009 in prioritizing only investments that were essential to supporting our customers and the continued development of our new products. 2010 investment is planned to reach $32.0 million.

30,000
35,000
40,000
45,000
50,000
55,000
13 Months
38,234 36,372 37,026 37,657 35,933 43,088 47,918 45,789 50,133 46,879 48,846 50,516 51,631
6 Months
45,789 50,133 46,879 48,846 50,516 51,631
3 Months
48,846 50,516 51,631
Mar 09 Apr 09 May 09 Jun 09 Jul 09 Aug 09 Sep 09 Oct 09 Nov 09 Dec 09 Jan 10 Feb 10 Mar 10
Bookings Analysis – Total Xerium
3, 6 &13 Month Trend Lines
Consolidated new order bookings indicate our served market is recovering but it remains unclear if this is inventory replenishment or real demand.

Bookings Analysis – Paper Machine Clothing
3, 6 & 13 Month Trend Lines
10,000
15,000
20,000
25,000
30,000
35,000
40,000
13 Months
25,284 23,447 22,955 24,305 21,476 27,176 31,779 29,466 34,825 32,960 33,360 35,580 35,812
6 Months
29,466 34,825 32,960 33,360 35,580 35,812
3 Months
33,360 35,580 35,812
Mar 09 Apr 09 May 09 Jun 09 Jul 09 Aug 09 Sep 09 Oct 09 Nov 09 Dec 09 Jan 10 Feb 10 Mar 10
Consolidated new order bookings suggest PMC’s served market is recovering.  However, below normal customer inventories may be a primary demand driver.

Bookings Analysis – Roll Coverings
3, 6 & 13 Month Trend Lines
10,000
12,000
14,000
16,000
18,000
20,000
13 Months
12,950 12,924 14,071 13,352 14,457 15,912 16,137 16,323 15,308 13,919 15,486 14,936 15,819
6 Months
16,323 15,308 13,919 15,486 14,936 15,819
3 Months
15,486 14,936 15,819
Mar 09 Apr 09 May 09 Jun 09 Jul 09 Aug 09 Sep 09 Oct 09 Nov 09 Dec 09 Jan10 Feb 10 Mar 10
Consolidated new order bookings indicate the served market recovery has plateaued as customers continue to stretch the life of their roll coverings.